FTI Consulting, Inc. Current Investor Presentation August 2017 Exhibit 99.1

Cautionary Note About Forward-Looking Statements This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this presentation, words such as "anticipates," "estimates," "expects," “goals,” "intends," "believes,” "forecasts,” “targets,” “objectives” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs, projections and targets are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates or targets will be achieved, and the Company's actual results may differ materially from our expectations, beliefs, estimates and targets. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, fluctuations in the price per share of our common stock, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company's ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Part II – Item 1A Risk Factors" in the Company's Quarterly Report Form 10-Q for the quarter ended June 30, 2017, filed with the SEC and in the Company's other filings with the SEC, including the risks set forth under "Risks Related to Our Reportable Segments" and "Risks Related to Our Operations.” We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

Investment Thesis FTI Consulting is a leading global business advisory firm with strong people and strong positions; corporations, law firms and governments come to FTI Consulting when there is a critical need Willingness to invest EBITDA in key growth areas where we have a right to win Healthy balance sheet and strong cash flows with a commitment to return capital back to our stockholders Committed to building a profitable business with sustainable underlying growth, regardless of economic conditions Organic growth strategy with an emphasis on profitable revenue growth Believe we are on a path towards sustained double-digit year-over-year EPS growth over time

FCN Publicly Traded $1.4BLN 1982 Year Founded 4,600+ Total Employees Worldwide 460+ Senior Managing Directors 9 9 Specialized Industry Practice Groups 2 Nobel Laureates 10/10 Advisor to World’s Top 10 Bank Holding Companies 97/100 Advisor to 97 of the World’s Top 100 Law Firms 56/100 56 of Global 100 Corporations are Clients FTI Consulting: Experts with Impact 77 Offices in 77 Cities Around the Globe Equity Market Capitalization1 All statistics above are as of June 30, 2017. ¹Number of total shares outstanding times the closing share price as of July 20, 2017.

Our Global Reach

With offices in every major financial center and every corner of the globe, we successfully serve our clients wherever challenges and opportunities arise.



North America

Canada
Calgary
Toronto
Vancouver

United States
Annapolis
Atlanta
Austin
Baltimore
Boston
Brentwood
Charlotte
Chicago
Coral Gables
Dallas
Denver
Great Neck
Houston
Indianapolis
Los Angeles
McLean
Miami
Mountain View
New York
Oakland
Pasadena
Philadelphia
Phoenix
Pittsburgh
Portland
Princeton
Rockville
Roseland
Saddle Brook
San Francisco
Santa Barbara
Seattle
Tucson
Walnut Creek
Washington, D.C.
Wayne
West Palm Beach
Winston-Salem

Latin America

Argentina
Buenos Aires

Brazil
São Paulo

Caribbean
British Virgin Islands
Cayman Islands

Colombia
Bogotá

Mexico
Mexico City

Europe, Middle East & Africa

Belgium
Brussels

Denmark
Copenhagen

Finland
Helsinki

France
Paris

Germany
Berlin
Frankfurt

Ireland
Dublin

Netherlands
The Hague

Qatar
Doha

South Africa
Cape Town
Johannesburg

Spain
Madrid

United Arab Emirates
Abu Dhabi
Dubai

United Kingdom
London
Stirling

Asia Pacific

Australia
Brisbane
Melbourne
Perth
Sydney

China
Beijing
Hong Kong
Shanghai

India
Mumbai
New Delhi

Indonesia
Jakarta

Japan
Tokyo

Korea
Seoul

Malaysia
Kuala Lumpur

Philippines [1]
Manila

Singapore

[1]Affiliate

5

Business Snapshot: Five Segments, One Purpose Corporate Finance & Restructuring Economic Consulting Forensic and Litigation Consulting Strategic Communications Technology FTI Consulting is organized into five segments, each of which is a global leader in its own right for one simple reason: our commitment to having a tangible, positive impact on how our clients confront and manage change and risk

Segment Snapshot: Revenues and Adjusted Segment EBITDA Q2 2017 Segment Revenues Q2 2017 Total Adjusted Segment EBITDA¹ Corporate Finance & Restructuring Forensic and Litigation Consulting Economic Consulting Technology Strategic Communications ¹See accompanying financial tables and “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition and reconciliations of Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, to the most directly comparable GAAP measure. .

  2012 2013 2014 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 2016 Q1 2017 Q2 2017 Segment Revenues $394,719 $382,526 $391,115 $440,398 $127,156 $132,142 $110,617 $113,354 $483,269 $105,901 $117,487 Segment Gross Profit Margin 39.5% 35.9% 32.6% 38.3% 40.7% 38.8% 33.6% 32.0% 36.5% 29.5% 34.4% Segment SG&A $61,027 $71,966 $75,382 $81,550 $20,823 $19,983 $20,109 $20,669 $81,584 $21,692 $21,129 Adjusted Segment EBITDA $95,916 $67,183 $55,492 $90,101 $31,603 $32,041 $17,762 $16,282 $97,688 $10,325 $20,048 Adjusted Segment EBITDA Margin 24.3% 17.6% 14.2% 20.5% 24.9% 24.2% 16.1% 14.4% 20.2% 9.7% 17.1% Number of Revenue-Generating Professionals 697 737 706 838 857 853 904 895 895 900 881 Corporate Finance & Restructuring Services Business Transformation Turnaround & Restructuring Interim Management Transactions Valuation & Financial Advisory Services Dispute Advisory Tax Services Corporations/C-Suite Boards of Directors Equity Sponsors Secured Lenders Unsecured Creditors Clients (in thousands, except percentages and headcount data) (unaudited)

Corporate Finance & Restructuring (continued) The Corporate Finance & Restructuring segment focuses on strategic, operational, financial and capital needs of businesses by addressing the full spectrum of financial and transactional challenges faced by companies, boards, private equity sponsors, creditor constituencies and other stakeholders. Medium-Term Initiatives Reinforce core positions e.g., Restructuring (company and creditor side), Interim Management and TMT Invest and expand in areas where we have a right to win e.g., EMEA Restructuring, Performance Improvement and FTI Capital Advisors Drive overseas bets to fruition e.g., EMEA Transaction Advisory and Tax Services Segment Offering Revenues decreased $14.7 million, or 11.1%, to $117.5 million for the three months ended June 30, 2017, which included a 1.7% estimated negative impact from FX. Excluding the estimated impact of FX, revenues decreased $12.5 million, or 9.4%. This decrease was primarily driven by lower demand for restructuring services globally, partially offset by higher success fees. Gross profit decreased $10.9 million, or 21.2%, to $40.4 million for the three months ended June 30, 2017. Gross profit margin decreased 4.4 percentage points for the three months ended June 30, 2017. This decrease was primarily due to lower utilization as a result of a decline in demand for restructuring services globally. Adjusted Segment EBITDA was $20.0 million, or 17.1% of segment revenues, compared to $32.0 million, or 24.2% of segment revenues, in the prior year quarter. The decline in Adjusted Segment EBITDA was primarily due to lower revenues. Q2 2017 Key Financial Commentary

Services Forensic Accounting & Advisory Services (“FAAS”) Global Risk and Investigations Practice (“GRIP”) Dispute Advisory Services Intellectual Property Trial Services Data & Analytics (“D&A”) Compliance, Monitoring & Receivership Business Insurance Claims Anti-Corruption Investigations & Compliance Forensic and Litigation Consulting Clients Corporations Boards of Directors Governments Law Firms Health Solutions (in thousands, except percentages and headcount data) (unaudited)   2012 2013 2014 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 2016 Q1 2017 Q2 2017 Segment Revenues $407,586 $433,632  $483,380 $482,269 $119,004 $118,193 $115,045 $105,492 $457,734 $111,406 $111,410 Segment Gross Profit Margin 33.8% 35.9% 36.6% 32.2% 32.7% 31.1% 32.9% 27.8% 31.2% 31.0% 30.6% Segment SG&A $80,842 $84,616 $90,707  $94,717 $20,192 $22,523 $22,554 $24,257 $89,526 $22,180 $22,050 Adjusted Segment EBITDA $60,566 $74,481 $90,468  $64,267 $19,808 $15,190 $16,554 $6,330 $57,882 $13,251 $13,032 Adjusted Segment EBITDA Margin 14.9% 17.2% 18.7% 13.3% 16.6% 12.9% 14.4% 6.0% 12.6% 12.1% 11.7% Number of Revenue-Generating Professionals 952 1,061  1,154 1,131 1,132 1,117 1,145 1,110 1,110 1,110 1,070

Forensic and Litigation Consulting (continued) Reinvest behind core areas of strength e.g., Construction Solutions, GRIP, FAAS and D&A Invest to build adjacent businesses e.g., Cybersecurity Grow key businesses in geographies where we have a right to win, e.g., EMEA and Asia Pacific Segment Offering The Forensic and Litigation Consulting segment provides a complete range of multidisciplinary, independent dispute advisory, investigative, data acquisition/analysis and forensic accounting services. Our professionals combine end-to-end capabilities when clients face high stakes litigation, arbitration and compliance investigations and regulatory scrutiny. Medium-Term Initiatives Revenues decreased $6.8 million, or 5.7%, to $111.4 million for the three months ended June 30, 2017. This was driven by decreased demand in our global investigations and health solutions practices, partially offset by increased demand in our global construction services practice. Gross profit decreased $2.7 million, or 7.3%, to $34.1 million for the three months ended June 30, 2017. Gross profit margin decreased 0.5 percentage points for the three months ended June 30, 2017. Adjusted Segment EBITDA was $13.0 million, or 11.7% of segment revenues, compared to $15.2 million, or 12.9% of segment revenues, in the prior year quarter. The decline in Adjusted Segment EBITDA was primarily due to lower revenues, which was partially offset by lower compensation resulting from headcount reductions taken in the health solutions practice in 2016. Q2 2017 Key Financial Commentary

Center for Healthcare Economics and Policy Network Analysis Economic Impact Analysis Economic Consulting Antitrust & Competition Economics Business Valuation Intellectual Property International Arbitration Labor & Employment Public Policy Regulated Industries Securities Litigation & Risk Management Corporations Government Entities Law Firms Services Clients (in thousands, except percentages and headcount data) (unaudited)   2012 2013 2014 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 2016 1Q 2017 2Q 2017 Segment Revenues $391,622 $447,366 $451,040  $447,909 $130,731 $118,006 $122,480 $129,270 $500,487 $139,221 $124,004 Segment Gross Profit Margin 32.3% 32.9% 27.0%  26.8% 28.2% 27.2% 27.6% 26.4% 27.3% 25.8% 26.1% Segment SG&A $51,912 $58,282 $66,159  $61,213 $16,426 $17,604 $16,745 $16,555 $67,330 $17,285 $18,245 Adjusted Segment EBITDA $77,461 $92,204  $59,282 $62,330 $21,319 $15,381 $18,354 $19,048 $74,102 $20,110 $15,509 Adjusted Segment EBITDA Margin 19.8% 20.6% 13.1%  13.9% 16.3% 13.0% 15.0% 14.7% 14.8% 14.4% 12.5% Number of Revenue-Generating Professionals 474 530 574  599 607 604 647 656 656 660 652

Economic Consulting (continued) Medium-Term Initiatives Maintain leading position of Compass Lexecon Invest and expand in areas where we have a right to win e.g., International Arbitration, Energy and Center for Healthcare Economics and Policy offerings Segment Offering Revenues increased $6.0 million, or 5.1%, to $124.0 million for the three months ended June 30, 2017, which included a 2.1% estimated negative impact from FX. Excluding the estimated impact of FX, revenues increased $8.6 million, or 7.2%, driven by higher demand for antitrust services in North America. Gross profit increased $0.3 million, or 0.8%, to $32.3 million for the three months ended June 30, 2017. Gross profit margin decreased 1.1 percentage points for the three months ended June 30, 2017. This decrease in gross profit margin was primarily due to lower utilization across most of our practices in North America. Adjusted Segment EBITDA was $15.5 million, or 12.5% of segment revenues, compared to $15.4 million, or 13.0% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA was consistent with the prior year quarter, as the increase in revenues was offset by increased compensation costs related to an increase in billable headcount. Q2 2017 Key Financial Commentary The Economic Consulting segment, including subsidiary Compass Lexecon, provides analysis of complex economic issues. We help our clients with legal, regulatory and international arbitration proceedings; strategic decision making; and public policy debates around the world. We deliver sophisticated economic analysis and modeling of issues arising in M&A transactions, complex antitrust litigation, commercial disputes, international arbitration, regulatory proceedings and a wide range of securities litigation. Our statistical and economic experts help clients analyze complex economic issues, such as the economic impact of deregulation on a particular industry or the amount of damages suffered by a business as a result of particular events.

Clients Technology Corporations Government Agencies Law Firms Ringtail E-Discovery Software E-Discovery Management Managed Document Review Collections & Computer Forensics Information Governance & Compliance Services FTI Investigations Software & Services (in thousands, except percentages and headcount data) (unaudited)   2012 2013 2014 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 2016 Q1 2017 Q2 2017 Segment Revenues $195,194 $202,663 $241,310  $218,599 $48,281 $41,882 $44,072 $43,485 $177,720 $46,087 $45,566 Segment Gross Profit Margin 54.9% 52.2% 48.0%  43.3% 41.5% 41.2% 41.8% 33.2% 39.5% 44.4% 39.7% Segment SG&A $62,436 $59,890 $68,162  $71,120 $16,014 $16,211 $15,129 $16,781 $64,135 $15,882 $15,683 Adjusted Segment EBITDA $57,203 $60,655 $63,545  $39,010 $7,823 $5,035 $7,398 $5,558 $25,814 $7,804 $5,421 Adjusted Segment EBITDA Margin 29.3% 29.9% 26.3%  17.8% 16.2% 12.0% 16.8% 12.8% 14.5% 16.9% 11.9% Number of Revenue-Generating Professionals 277 306  344 349 313 301 298 288 288 296 301

Medium-Term Initiatives Drive client-centric strategy focused on software, e.g. expanding the ecosystem for Ringtail® and consulting and services, e.g. partnerships and ongoing investment in new service offerings Technology (continued) Segment Offering Revenues increased $3.7 million, or 8.8%, to $45.6 million for the three months ended June 30, 2017, which included a 1.3% estimated negative impact from FX. Excluding the estimated impact of FX, revenues increased $4.2 million, or 10.1%. The revenue increase is related to higher demand for consulting driven by M&A second requests, partially offset by lower revenues for hosting due to fewer cross border investigations. Gross profit increased $0.9 million, or 4.9%, to $18.1 million for the three months ended June 30, 2017. Gross profit margin decreased by 1.5 percentage points to 39.7% of segment revenue compared with the same period in the prior year. The decrease in gross profit margin is due to revenue mix including a larger percentage of lower margin services and higher cost of service and investment in future revenue generating initiatives. Adjusted Segment EBITDA was $5.4 million, or 11.9% of segment revenues, compared to $5.0 million, or 12.0% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was a result of higher revenues, which was largely offset by higher cost of service and investment in future revenue generating initiatives. Q2 2017 Key Financial Commentary The Technology segment is a leading provider of software and consulting services for e-discovery and information management. We assist clients with internal, regulatory and global investigations, early case assessment, litigation and joint defense, antitrust and competition investigations, including pre-merger notification “Second Request”, and the secure management, analysis and use of critical corporate information. We also help clients locate, review and produce electronically stored information (“ESI”). Our proprietary Ringtail® software and Acuity® managed review are used for e-discovery and document review in litigation and secure information management.

Strategic Communications Services M&A Crisis Communications & Special Situations Capital Markets Communications Corporate Reputation Public Affairs & Government Relations Employee Engagement & Change Communications Digital & Creative Communications Public Affairs Strategy Consulting & Research CEOs CFOs Chief Communications Officers Investor Relations Officers Boards of Directors Clients (in thousands, except percentages and headcount data) (unaudited)   2012 2013 2014 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 2016 Q1 2017 Q2 2017 Segment Revenues $187,750 $186,245 $189,367 $189,974 $45,113 $49,924 $45,828 $50,319 $191,184 $43,729 $46,248 Segment Gross Profit Margin 36.9% 34.7% 36.7%  36.3% 38.0% 39.4% 37.2% 38.7% 38.4% 34.5% 34.1% Segment SG&A $46,852 $47,874 $48,890  $42,720 $11,408 $11,518 $9,945 $11,538 $44,409 $11,203 $11,196 Adjusted Segment EBITDA $25,019 $18,737  $22,588 $27,727 $6,108 $8,440 $7,509 $8,401 $30,458 $4,257 $4,876 Adjusted Segment EBITDA Margin 13.3% 10.1% 11.9%  14.6% 13.5% 16.9% 16.4% 16.7% 15.9% 9.7% 10.5% Number of Revenue-Generating Professionals 593 590  566 599 601 606 624 647 647 657 659

Strategic Communications (continued) The Strategic Communications segment provides a comprehensive view of strategic communications with an integrated suite of services, including financial communications, corporate reputation, transaction communications and public affairs in all the major markets around the world. Medium-Term Initiatives Reinforce core positions e.g., Financial and Corporate Communications positions Invest and expand in areas where we have a right to win e.g., Public Affairs & Government Relations, Employee Engagement & Change Communications and M&A Crisis Communications & Special Situations offerings Segment Offering Revenues decreased $3.7 million, or 7.4%, to $46.2 million for the three months ended June 30, 2017, which included 3.4% estimated negative impact from FX. Excluding the estimated impact of FX, revenues decreased by $2.0 million, or 4.0%, driven by lower project based revenues in financial communications and corporate reputation engagements in North America, partially offset by higher retainer based revenues. Gross profit decreased $3.9 million, or 19.8%, to $15.8 million for the three months ended June 30, 2017. Gross profit margin decreased 5.3 percentage points for the three months ended June 30, 2017. The decrease in gross profit margin was primarily due to fewer large scale high margin, project engagements and a higher proportion of lower margin pass-through income. Adjusted Segment EBITDA was $4.9 million, or 10.5% of segment revenues, compared to $8.4 million, or 16.9% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was due to lower revenues. Q2 2017 Key Financial Commentary

Q2 2017 Awards & Accolades Forbes magazine recognized FTI Consulting in 20 sectors and functional areas in their annual America's Best Management Consulting Firms list, for the second consecutive year Named 2017 Global Turnaround Consulting Firm of the Year for the third consecutive year and awarded 20 Turnaround Atlas Awards by the Global M&A Network FTI Consulting received inaugural Consulting Firm of the Year award from Who’s Who Legal, as well as being named Arbitration Consulting Firm of the Year for the third consecutive year and Quantum of Damages Firm of the Year Compass Lexecon named Competition Economics Firm of the Year by Who’s Who Legal for the third consecutive year Janusz Ordover, a Senior Consultant at Compass Lexecon, named Competition Economist of the Year, for the third consecutive year by Who’s Who Legal FTI Consulting’s Technology segment recognized in the “Leaders” category by IDC MarketScape: Worldwide E-Discovery Services 2017 Vendor Assessment David Grant, a Senior Managing Director in FTI Consulting’s Technology segment, honored as one of Consulting magazine’s 2017 Top 25 Consultants

Financial Overview

FY 2012 – Q2 2017 and FY 2017 Guidance: Revenues ($ Millions) Revenues

FY 2012 – Q2 2017: Net Income (Loss) and Adjusted EBITDA ¹See accompanying financial tables and “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition and reconciliations of Adjusted EBITDA, which is a non-GAAP financial measure, to the most directly comparable GAAP measure. Net Income (Loss) ($ Millions) Adjusted EBITDA¹ ($ Millions)

Earnings (Loss) Per Diluted Share FY 2012 – Q2 2017 and FY 2017 Guidance: Earnings (Loss) Per Diluted Share and Adjusted Earnings Per Diluted Share ¹See accompanying financial tables and “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition and reconciliations of Adjusted Earnings Per Diluted Share, which is a non-GAAP financial measure, to the most directly comparable GAAP measure. ²See accompanying financial tables for the reconciliation of guidance on estimated Earnings Per Diluted Share to Estimated Adjusted Earnings Per Diluted Share. Adjusted Earnings Per Diluted Share¹ ²

Q2 2017, Q1 2017 and Q2 2016: Select Cash Position and Capital Allocation 1Total debt excludes the reduction for deferred debt issue costs of $4.1 million, $4.3 million and $4.9 million as of June 30, 2017, March 31, 2017 and June 30, 2016, respectively. 2See accompanying financial tables and “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition and reconciliations of Free Cash Flow, which is a non-GAAP financial measure, to the most directly comparable GAAP measure. All numbers in thousands, except for DSOs

Financial Tables Reconciliations of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	Q2 2017	Q1 2017	FY 2016	FY 2015	FY 2014	FY 2013	FY 2012
Net Income (Loss)	**$ (5,156)**	**$ 14,016**	**$ 85,520**	**$ 66,053**	**$ 58,807**	**$ (10,594)**	**$ (36,986)**
Interest income and other	(1,592)	(605)	(10,466)	(3,232)	(4,670)	(1,748)	(5,659)
Interest expense	6,250	5,801	24,819	42,768	50,685	51,376	56,731
Income tax provision	527	7,877	42,283	39,333	42,604	42,405	40,100
Loss on early extinguishment of debt	-	-	-	19,589	-	-	4,850
Depreciation and amortization	7,727	8,571	38,700	31,392	33,989	32,541	29,604
Amortization of other intangible assets	2,422	2,493	10,306	11,726	15,521	22,954	22,407
Special charges	30,074	-	10,445	-	16,339	38,414	29,557
Remeasurement of acquisition-related contingent consideration	536	166	1,403	(1,867)	(2,723)	(13,555)	(5,227)
Goodwill impairment charge	-	-	-	-	-	83,752	110,387
Adjusted EBITDA[1]	**$ 40,788**	**$ 38,319**	**$ 203,010**	**$ 205,762**	**$ 210,552**	**$ 245,545**	**$ 245,764**

[1]See "End Notes: FTI Consulting Non-GAAP Financial Measures" for the definition of Adjusted EBITDA, which is a non-GAAP measure.

FTI CONSULTING

25

Reconciliations of Net Income (Loss) to Adjusted Net Income and Earnings (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share

(in thousands, except for per share data)

	Q2 2017	Q1 2017	FY 2016	FY 2015	FY 2014	FY 2013	FY 2012
Net income (loss)	**($5,156)**	**$14,016**	**$85,520**	**$66,053**	**$58,807**	**($10,594)**	**($36,986)**
Add back:							
Special charges	30,074	-	10,445	-	16,339	38,414	29,557
Tax impact of special charges	(9,103)	-	(3,595)	-	(6,702)	(15,147)	(10,442)
Goodwill impairment charges[1]	-	-	-	-	-	83,752	110,387
Loss on early extinguishment of debt	-	-	-	19,589	-	-	4,850
Tax impact of loss on early extinguishment of debt	-	-	-	(7,708)	-	-	(1,940)
Remeasurement of acquisition-related contingent consideration	536	166	1,403	(1,867)	(2,722)	(13,555)	(5,228)
Tax impact of remeasurement of acquisition-related contingent consideration, net of tax	(204)	(65)	(546)	747	1,004	1,501	-
Adjusted Net Income[2]	**$16,147**	**$14,117**	**$93,227**	**$76,814**	**$66,726**	**$84,371**	**$90,198**
Earnings (loss) per common share – diluted	**($0.13)**	**$0.34**	**$2.05**	**$1.58**	**$1.44**	**($0.27)**	**($0.92)**
Add back:							
Special charges	0.75	-	0.25	-	0.40	0.98	0.71
Tax impact of special charges	(0.23)	-	(0.08)	-	(0.16)	(0.39)	(0.24)
Goodwill impairment charge[1]	-	-	-	-	-	2.14	2.74
Loss on early extinguishment of debt	-	-	-	0.47	-	-	0.12
Tax impact of loss on early extinguishment of debt	-	-	-	(0.19)	-	-	(0.05)
Remeasurement of acquisition-related contingent consideration, net of tax	0.01	-	0.03	(0.04)	(0.06)	(0.35)	(0.13)
Tax impact of remeasurement of acquisition-related contingent consideration, net of tax	-	-	(0.01)	0.02	0.02	0.05	-
Impact of denominator for diluted adjusted earnings per common share	-	-	-	-	-	(0.07)	(0.06)
Adjusted earnings per common share – diluted[2]	**$0.40**	**$0.34**	**$2.24**	**$1.84**	**$1.64**	**$2.09**	**$2.17**
Weighted average number of common shares outstanding – diluted	39,932	41,245	41,709	41,729	40,729	40,421	41,578

FTI CONSULTING

[1]The goodwill impairment charges are non-deductible for income tax purposes and resulted in no tax benefit for 2013 and 2012.
[2]See "End Notes: FTI Consulting Non-GAAP Financial Measures" for the definitions of Adjusted Net Income and Adjusted Earnings Per Diluted Share.

26

Reconciliation of Net Income (Loss) to Total Adjusted Segment EBITDA 1Includes $3.2 million in special charges for corporate. 2See “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition of Total Adjusted Segment EBITDA, which is a non-GAAP measure. (in thousands) Q2 2017 Net Loss ($5,156) Add back: Income tax provision 527 Interest income and other (1,592) Interest expense 6,250 Unallocated corporate expenses1 22,286 Segment depreciation expense 6,783 Amortization of other intangible assets 2,422 Segment special charges 26,830 Remeasurement of acquisition-related contingent consideration 536 Total Adjusted Segment EBITDA2 $58,886

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow Q2 2017 Q1 2017 Q2 2016 Net cash provided by (used in) operating activities $ 10,887 $ (93,087) $ 73,732 Purchases of property and equipment (7,296) (5,831) (5,621) Free Cash Flow1 $ 3,591 $ (98,918) $ 68,111 1See “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition of Free Cash Flow, which is a non-GAAP measure. (in thousands)

Reconciliation of Guidance on Estimated Earnings Per Diluted Share to Estimated Adjusted Earnings Per Diluted Share 1The forward-looking guidance on estimated 2017 Earnings Per Share and Adjusted Earnings Per Share do not reflect other gains and losses (all of which would be excluded from Adjusted Earnings Per Share) related to future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and/or losses on early extinguishment of debt except for the actual charges taken during the six months ended June 30, 2017, as these items are dependent on future events that are uncertain and difficult to predict. 2See “End Notes: FTI Consulting Non-GAAP Financial Measures” for the definition of Adjusted Earnings Per Share, which is a non-GAAP measure.

End Notes: FTI Consulting Non-GAAP Financial Measures In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with GAAP. Certain of these measures are considered “non-GAAP financial measures” under the SEC rules. Specifically, we have referred to the following non-GAAP financial measures in this presentation: Total Segment Operating Income Adjusted EBITDA Total Adjusted Segment EBITDA Adjusted EBITDA Margin Adjusted Net Income (Loss) Adjusted Earnings per Diluted Share Free Cash Flow We have included the definitions of Segment Operating Income (Loss) and Adjusted Segment EBITDA below in order to more fully define the components of certain non-GAAP financial measures in this presentation. We define Segment Operating Income (Loss) as a segment’s share of Consolidated Operating Income (Loss). We define Total Segment Operating Income (Loss), which is a non-GAAP financial measure, as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income (Loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted Segment EBITDA Margin as Adjusted Segment EBITDA as a percentage of a segment’s revenues. We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We believe that the non-GAAP financial measures, which exclude the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, when considered together with our GAAP financial results and GAAP measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies. We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income (loss) and earnings (loss) per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the effects of the remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends. We define Free Cash Flow as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income.